AXA ENTERPRISE FUNDS

                                                                    May 10, 2007

                      YOUR IMMEDIATE ATTENTION IS REQUESTED

Dear Shareholder:

Please be advised that your Fund adjourned the May 9, 2007 shareholder meeting because there was not sufficient participation in a vote on an important proposal that affects your Fund. This Shareholder meeting will be reconvened on June 7, 2007. We strongly urge you to cast your vote before the next shareholder meeting. By voting, you will help to prevent further adjournments of the shareholder meeting and additional shareholder communications, each of which result in additional expenses to your Fund.

YOUR VOTE IS IMPORTANT! Please take a moment now to vote your shares. For your convenience, we are enclosing another proxy card along with a pre-paid postage envelope.

Please choose ONE of the following methods to vote your shares:

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TO SPEAK TO A PROXY  VOTING  SPECIALIST:  Dial  toll-free  1-877-256-6069  and a representative from MIS, an ADP Company, will assist you with voting your shares and answer any of your proxy related questions. Representatives are available 9:30 a.m. - 9:00 p.m. (Eastern Time), Monday - Friday and Saturday 10:00 a.m. to 6:00 p.m. (Eastern Time).

VOTE BY TOUCH-TONE: Dial the toll-free touch-tone voting number listed on your proxy card, enter the CONTROL NUMBER printed on your proxy card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. THIS CALL IS TOLL-FREE. If you have received more than one proxy card, you can vote each card during the call. Each card has a different control number.

VOTE VIA INTERNET: Go to website listed on your proxy card, enter the CONTROL NUMBER printed on your proxy card and follow the simple instructions. If you have received more than one proxy card, you can vote each card on the website. Each card has a different control number.

VOTE BY MAIL: Sign and date the enclosed proxy card and mail back using the enclosed pre-paid postage envelope.

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             YOUR VOTE IS IMPORTANT; PLEASE VOTE YOUR SHARES TODAY!